UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Disposition of Assets.

On August 25, 2010, Walter Investment Management Corp. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Marathon Asset Management, L.P. (“Marathon”), Michael O’Hanlon (Marathon and O’Hanlon are referred to herein collectively as the “Sellers”) and Marix Servicing LLC (“Marix”), pursuant to which the Registrant, or a wholly owned direct or indirect subsidiary of the Registrant, agreed to acquire the Marix mortgage servicing business (the “Business”) through the purchase of 100% of Marix’s membership interests outstanding as of the closing of the transaction (the “Acquisition”).  On November 1, 2010 the Acquisition was completed through the purchase of 100% of the membership interests of Marix by a wholly owned subsidiary of the Registrant.

The purchase price consisted of a nominal cash payment at closing and certain earn-out payments which may be payable to the Sellers over the three-year period following the closing (the “Earn-Out”), as well as the repayment to Marathon of certain servicing advances made by Marix, as described below. The Earn-Out, if any, will be the primary consideration to be paid by the Registrant in connection with the Acquisition. Earn-Out payments will be made quarterly at a rate of either 15% or 12% of certain specified revenues (the percentage being dependent upon the source of revenues) generated by the Business each quarter in excess of an agreed-upon threshold, as more thoroughly described in the Purchase Agreement attached to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2010. Marathon will retain its interest in servicing advances made by Marix prior to the closing and will be reimbursed for such advances as they are collected by Marix. The purchase price is subject to a working capital adjustment to be performed during the 60-day period following closing, pursuant to which cash may be paid by the Sellers to Marix, or by Marix to the Sellers, depending on whether the actual working capital of Marix delivered at closing is less than or greater than $750,000.

For a period of three years following the closing of the Acquisition, Marathon and Marix will participate in a strategic relationship which will include, amongst other cooperative efforts to be mutually agreed upon, the establishment of an advisory council for the purpose of fostering an ongoing relationship between Marathon, Marix and the Registrant, and a servicing relationship pursuant to which Marathon will utilize Marix exclusively for the servicing of certain mortgage loans (subject to Marix meeting certain pricing and performance conditions).

Item 8.01 Other Events.

On November 2, 2010, the Registrant issued a news release announcing the completion of the Acquisition. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: November 2, 2010	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary